Exhibit 32

       CERTIFCATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL
                  OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Mobile Presence Technologies, Inc. (the "Company") for the year ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof or the following date (the "Report"), Timothy Lightman, as Chief Executive Officer (Principal Executive Officer and Principal Financial Officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, respectively, that:

     1.) The Report fully complies with the requirements of Section 13(a) or
         15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

     2.) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 13, 2009           /s/ Timothy Lightman
                                            ------------------------------------
                                            Name: Timothy Lightman
                                            Title: Chief Executive Officer
                                                   (Principal Executive Officer and
                                                   Principal Financial Officer)